                                                                   EXHIBIT 10.20



                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated as of the 19th day of September 1999, by and between Webvan Group, Inc., (the "Company"), and George T. Shaheen, the undersigned executive (the "Executive").


                                     Recital

        The Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

        1.     Employment.

               a. Duties. The Company agrees to employ the Executive as President and Chief Executive Officer, and the Executive agrees to perform such reasonable responsibilities and duties as may be required of him by the Company consistent with that position. Executive's employment with the Company shall commence on September 19, 1999 ("Employment Commencement Date"). Executive shall report directly to the Board of Directors of the Company (the "Board").

               b. Employment At-Will. The Company and the Executive acknowledge and agree that the Executive's employment is at-will, as defined under applicable law and may be terminated at any time, with or without Cause. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in Sections 3 and 4 of this Agreement.

               c. Board Membership. Upon the Employment Commencement Date, Executive shall be appointed to the Board. Thereafter during the Executive's employment with the Company, the Company agrees to nominate Executive for Board membership when Executive's term as a member of the Board is due to expire. Subject to continued election to the Board by the Company's stockholders, Executive shall remain a member of the Board during the period of his employment with the Company.

               d. Obligations. During the Executive's employment with the Company, Executive shall devote his full business efforts and time to the Company. Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board during his employment with the Company; provided, however, that Executive may serve in any capacity with the civic, educational or charitable




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organization, or as a member of corporate boards of Directors or committees thereof upon which Executive currently serves, without the approval of the Board.

        2.     Compensation and Benefits.

               a. Base Compensation. The Company shall pay the Executive as compensation for his services an annual base salary of $500,000. Such salary shall be subject to applicable tax withholding and shall be paid periodically in accordance with normal Company payroll practices. The annual compensation specified in this Section 2(a), together with any increases in such compensation that the Board may, in its sole discretion, approve from time to time, is referred to in this Agreement as "Base Compensation."

               b. Bonus. Executive shall be eligible for an annual target bonus equal to fifty percent (50%) of his Base Compensation upon attainment of performance goals as determined by the Board after consultation with Executive (the "Target Bonus"). For the fiscal year in which Executive commenced employment with the Company, such Target Bonus shall be prorated. The Board shall have discretion to pay Executive an amount greater than the Target Bonus for performance exceeding the performance goals and less than the Target Bonus for performance failing to reach the performance goals. The Target Bonus shall be paid within ninety (90) days of the end of the Company's fiscal year subject to Executive being employed at the end of such fiscal year.

               c. Executive Benefits. Executive shall be eligible to participate in each employee benefit plan, arrangement, fringe benefit or perquisite, which is currently available or which becomes available, with the adoption or maintenance of such plans or arrangements to be in the discretion of the Company, on terms which are at least as favorable as that enjoyed by any other officer of the Company, subject in each case to the generally applicable terms and conditions of the plan or arrangement in question and to the determination of any committee administering such plan or arrangement. Notwithstanding the foregoing, Executive (and his dependents, if applicable) shall not participate in any of the Company's group health plans during such period of time and to the extent that Executive (and his dependents, if applicable) receives group health coverage through another group health plan. In addition, during such time that Executive shall not participate in one or more of the Company's group health plans, the Company shall pay to Executive monthly a sum equal to the amount paid by the Company for an employee with one dependent who participates in that group health plan that carries the highest cost to the Company.

               d. Stock Option. The Company shall grant Executive an option (the "Option") to purchase 15,000,000 shares of the Company's Common Stock (after adjustment for the September 21, 1999 3 for 2 stock split). The per share exercise price for the Option shall be equal to $8.00 per share. The term of the Option shall be ten (10) years. The Option shall be exercisable immediately by Executive subject to a repurchase right exercisable by the Company at $8 per share for any unvested shares upon termination of Executive's employment with the Company, subject to






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the provisions of Sections 3 and 4 of this Agreement. The Option shall vest as to 3,000,000 shares as of September 19, 1999 and as to 1/48th of the remaining shares subject to the Option each month thereafter on the 19th of such month subject to (i) Executive being employed on such dates and (ii) the additional vesting provisions of Section 3 and 4 of this Agreement. Except as otherwise provided herein, the Option shall be granted pursuant to, and shall be governed by, the Company's 1999 Nonstatutory Stock Option Plan and conform to the Company's standard policies with respect to options.

               e. Stock Purchase. Executive shall purchase 1,250,000 shares (after adjustment for the September 21, 1999 3 for 2 stock split) of the Company's Common Stock upon the Employment Commencement Date for $13,487,500.00, the fair market value of the shares (the "Stock Purchase"). The Stock Purchase shall be fully vested on its grant date. Executive shall make adequate provision for any federal, state, local or foreign tax withholding obligations of the Company as soon as possible after the execution of this Agreement.

               f. Stock Purchase Loan. The Company shall provide Executive with a loan of $6,743,750.00 (the "Loan"), which is fifty percent (50%) of the fair market value of the Stock Purchase on its purchase date, for purposes of satisfying the withholding tax obligations of the Stock Purchase and the Signing Bonus, upon Executive entering into a non-recourse promissory note (the "Note") and security agreement covering the Stock Purchase (attached hereto as Exhibits B and C). The Note shall bear interest at an annual rate of 6.16% compounded semiannually and payable upon payment of the principal. The Note shall have a maximum term of thirty (30) years. Except as otherwise provided herein, the Loan shall be governed by the Note.

               g.   Supplemental Retirement Plan.

                    (i) The Company shall establish a non-discretionary supplemental retirement arrangement (the "Supplemental Retirement Benefit") to provide annual cash payments to Executive equal to fifty percent (50%) of the sum of the (i) annual Base Compensation and (ii) Target Bonus. The Supplemental Retirement Benefit shall be paid upon Executive's termination of employment for any reason after June 30, 2000 and shall be paid in equal monthly installments throughout the year. The Supplemental Retirement Benefit is payable to Executive for the remainder of his life (or to Executive's spouse if predeceased by Executive for the remainder of his spouse's life). For the period ending September 19, 2003, the Supplemental Retirement Benefit shall be calculated as the Base Compensation and Target Bonus provided for in Sections 2(a) and (b) herein. After September 19, 2003, Executive's annual benefits shall be equal to the average of Executive's taxable compensation from the Company for the top three years in the last five years prior to plus the year of termination of employment with the Company. The Supplemental Retirement Benefit may be reduced, in the Company's discretion, to the extent that Executive is entitled to any social security benefit or any other Company-paid retirement benefit earned while employed with the Company. For an offset which is defined in terms of an annual benefit, each offset shall be made in the same year with respect to which the benefit is paid, and for an offset which is defined in terms of an






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account balance, such offset shall be made in the year following the year in which the benefit is paid. Except as otherwise provided herein, the Supplemental Retirement Benefit shall be pursuant to and governed by the Supplemental Retirement Plan attached hereto as Exhibit D.

                    (ii) The Company shall use its best efforts to fund the retirement obligation to the extent that such funding does not have any material adverse effect to the Company other than the cash cost of such funding. To the extent that Executive acquires a right to receive payments pursuant to the Supplemental Retirement Benefit, such right shall be no greater than the right of an unsecured creditor of the Company.

               h. Signing Bonus. The Company shall pay Executive a signing bonus upon execution of this Agreement and the Stock Purchase Agreement in an amount equal to Executive's purchase price for the 1,250,000 shares of the Company's Common Stock pursuant to Section 2(e) of this Agreement.

        3.     Severance Payments.

               a. Payments upon Termination. If the Executive's employment terminates as a result of an Involuntary Termination other than for Cause and the Executive signs a Release of Claims, then the Company shall pay to Executive two (2) years of Executive's Base Compensation and two (2) years of Executive's Target Bonus. Such payments shall be made in equal semi-monthly installments over a period of twenty-four (24) months commencing on the date of Executive's termination of employment (the "Severance Period") with such amounts payable on the 15th and the last day of each calendar month during the Severance Period. Notwithstanding the foregoing, in the event Executive breaches Section 8 of this Agreement, as of the date the Company's notice is given to Executive of Executive's breach of Section 8, (i) all payments under this Section 3 (except for any payments under Sections 3(d) and 3(e)) shall cease, and (ii) the Severance Period shall end.


               b. Benefits. In the event the Executive is entitled to severance benefits pursuant to Section 3(a), then in addition to such severance benefits, the Executive shall receive continued fringe, pension, welfare and other benefits coverage as provided to Executive immediately prior to the Executive's termination to the extent permissible under applicable law (the "Company-Paid Coverage"). Executive shall not be required to pay any greater amount to receive such benefits than Executive was paying prior to termination of employment. If such coverage included the Executive's dependents immediately prior to the Executive's termination, such dependents shall also be covered to the extent covered prior to Executive's termination. For this purpose, "welfare benefits" shall mean benefits providing for coverage or payment in the event of Executive's death, disability, illness or injury that were provided to Executive as of the date of Executive's termination of employment, whether taxable or non-taxable and whether funded through insurance or otherwise. Company-Paid Coverage shall continue until the earlier of (i) twenty-four (24) months following the date of the Involuntary Termination, (ii) the end of the Severance Period or (iii) in the case of continued health coverage, and only to the extent Executive participates in the Company's group






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health plan or plans immediately prior to the date of his termination of employment, the date Executive becomes covered under another employer's group health plan or plans (to the extent covered under such plans). To the extent permissible under the Company's group health plans in which Executive participates in prior to his termination of employment, the Executive's rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (the "COBRA Period") shall begin on the earlier of (i) twenty-four (24) months after the date of Executive's termination of employment with the Company or (ii) the end of the Severance Period, otherwise the COBRA Period shall begin on the date of Executive's termination of employment with the Company. The Company shall make a reasonable effort to structure the delivery of such benefits so that they shall be non-taxable to Executive to the maximum extent possible under the applicable tax laws in effect at the time of Executive's termination of employment from the Company.

               c. Stock Options. In the event Executive is entitled to severance benefits pursuant to Section 3(a), Executive shall continue to vest in and be entitled to exercise all outstanding options during the Severance Period. The vested portion of the options shall terminate three (3) months after the end of the Severance Period or twelve (12) months after the end of the Severance Period if Executive dies during the Severance Period. Any unvested portion of any options shall terminate at the end of the Severance Period. In addition, any repurchase rights in favor of the Company with respect to the purchase of unvested shares of the Company's Common Stock shall continue to lapse during the Severance Period in accordance with the respective stock option agreement and the Company may not exercise its repurchase right until the end of the Severance Period.

               d. Miscellaneous. In addition, (i) the Company shall pay the Executive any unpaid Base Compensation or annual bonus due for periods prior to the date of Executive's termination; (ii) the Company shall pay the Executive all of the Executive's accrued and unused vacation through the date of Executive's termination; (iii) following submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to termination; (iv) Executive shall still have the right to receive contributions and earnings from the Company's 401(k) plan; and (v) Executive shall still have his rights under any of the Company's employee benefits plans, policies or arrangements in accordance with the terms of such plans, policies and arrangements. Any payments described above shall be made promptly upon termination and within the period of time mandated by applicable law.

               e. Voluntary Resignation; Termination for Cause. If the Executive's employment terminates by reason of Executive's voluntary resignation which is not treated as an Involuntary Termination or if the Executive is terminated for Cause, the Executive shall not be entitled to receive severance payments or other benefits under this Section 3. Notwithstanding any other provision of this Agreement to the contrary, the Loan for the Stock Purchase and the Supplemental Retirement Plan pursuant to Sections 2(f) and (g) of this Agreement shall remain in






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effect pursuant to their terms and shall not be adversely affected by
Executive's termination of employment for any reason or by any other provision of the Agreement.

               f. Death or Disability. If the Executive's employment terminates as a result of his death or Disability, neither the Executive nor, in the case of death, Executive's beneficiary or estate, shall be entitled to any compensation, severance payments, or any other benefits under this Section except as required by law; provided, however, that Executive shall vest in (and any repurchase rights shall lapse) as to fifty percent (50%) of the unvested portion of the Option granted pursuant to Section 2(d) of this Agreement and any future compensatory stock awards, including stock options, granted by the Company to Executive. Executive shall have twelve (12) months from the date of such termination of employment for death or Disability to exercise the vested portion of such options.

               g. Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided for under Sections 3 or 4 of this Agreement by seeking other employment or otherwise. Except as otherwise specifically provided herein, the receipt of any benefit provided for under Sections 3 or 4 of this Agreement shall not be reduced by any benefit received by Executive as a result of employment by another employer or by retirement after termination of Executive's employment with the Company.

        4.     Change of Control Provision.

        If Executive's employment with the Company is terminated as a result of an Involuntary Termination other than for Cause upon or within thirteen (13) months after a Change of Control, then Executive shall be entitled to the following in addition to the amounts described in Sections 2(f), 2(g) and 3(d):

                    (i) three (3) years of Executive's Base Compensation and Target Bonus payable in a lump sum within thirty (30) days of termination of Executive's employment with the Company;

                    (ii) any repurchase rights in favor of the Company with respect to Common Stock of the Company acquired by the Executive shall lapse;

                    (iii) all outstanding stock options granted by the Company to Executive shall become fully vested and exercisable for such period of time as provided for in the respective stock option agreements;

                    (iv) continued welfare, pension, fringe and other benefits as provided in Section 3(b) above, except that such coverage shall be for three
(3) years from the date of termination of Executive's employment with the Company in all cases.






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        5.     Confidential Information. Executive agrees to sign the Company's standard Proprietary Information Agreement attached hereto as Exhibit A (as modified as necessary to avoid a conflict with the provisions of this Agreement).

        6. Definitions. As used herein, the terms have the following meanings:

               a.   Cause. "Cause" means the Executive's termination only upon:
(i) the commission of an act of fraud or embezzlement which results in loss, damage or injury to the Company, whether directly or indirectly; (ii) Executive's violation of Section 8 of this Agreement; and (iii) the conviction or plea of nolo contendere by Executive to criminal charges relating to a felony, in connection with the performance of the Executive's obligations to the Company which shall materially adversely affect the Executive's ability to perform such obligations. Executive shall be terminated for Cause pursuant to
Section 6(a)(i) or 6(a)(ii) only following: (i) written notice from the Board outlining the actions or omissions which allegedly constitute Cause; (ii) failure to cure such actions or omissions to the reasonable satisfaction of the Board within thirty (30) days following the receipt of written notice by Executive; and (iii) if Executive so requests, an opportunity for Executive to meet with the Board, accompanied by one or more representatives, if Executive so chooses, to discuss resolution of the situation without necessitating termination of employment.

               b.   Change of Control.

                    (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                    (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                    (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, any person who acquired securities of the Company prior to the occurrence of a merger or






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consolidation in contemplation of such transaction, and who after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the securities of the Company or the surviving entity immediately following such transaction shall not be included in the group of shareholders of the Company immediately prior to such transaction; or

                    (iv) The consummation of the sale, lease or other disposition by the Company of all or substantially all the Company's assets.

               c. Disability. "Disability" means a mental or physical impairment which prevents Executive from performing the responsibilities and duties of his position to the satisfaction of the Board or in the determination of Executive's physician.

               d. Involuntary Termination. "Involuntary Termination" shall mean: (i) termination by the Company of Executive's employment with the Company for any reason other than Cause; (ii) a significant reduction in Executive's title, authority, duties or reporting relationships provided, however, that after a Change of Control, if Executive is still the Chief Executive Officer and President of the Company and the Company continues to operate as an independent subsidiary or independent controlled affiliate, then no Involuntary Termination shall have occurred; (iii) a five percent (5%) or greater reduction in Executive's Base Compensation or Target Bonus, other than any such reduction which is part of, and generally consistent with, a general reduction of officer salaries or cash incentive compensation; (iv) a material reduction by the Company in the kind or level of employee benefits (other than salary and bonus) to which Executive is entitled immediately prior to such reduction with the result that Executive's overall benefits package (other than salary and bonus) is substantially reduced (other than any such reduction applicable to officers of the Company generally); (v) any material breach by the Company of any material provision of this Agreement which continues uncured for 30 days following notice thereof; or (vi) any relocation of the Company's offices at which Executive normally works which increases Executive's commute by more than thirty-five (35) miles; provided that none of the foregoing shall constitute Involuntary Termination to the extent Executive has agreed thereto expressly in writing.

               e. Release of Claims. "Release of Claims" shall mean a waiver by Executive, in a form substantially similar to that attached hereto as Exhibit E, of all employment related obligations of and claims and causes of actions against the Company, except for any of the Company's obligations under this Agreement, especially Sections 3 and 4.

        7. Golden Parachute Tax. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then the Executive shall receive (i) a payment from the Company sufficient to pay such excise tax, and
(ii) an additional payment from the Company sufficient to pay the income, employment, excise and any other taxes arising from the payments made by the Company to or for the benefit of Executive pursuant to Section 7(i) above and






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this Section 7(ii) so that Executive shall be fully reimbursed for any excise tax and any taxes associated with the payments to reimburse Executive for such excise tax. Unless the Company and the Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid under this Section shall be made in writing by a nationally recognized accounting firm satisfactory to both parties (the "Accountants"). In the event that the excise tax incurred by Executive is determined by the Internal Revenue Service to be greater or lesser than the amount so determined by the Accountants, the Company and the Executive agree to promptly make such additional payment, including interest and any tax penalties, to the other party as the Accountants reasonably determine is appropriate to ensure that the net economic effect to Executive under this Section, on an after-tax basis, is as if the Code Section 4999 excise tax did not apply to Executive. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on interpretations of the Code for which there is a "substantial authority" tax reporting position. The Company and the Executive shall furnish to the Accountants such information and documents the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

        8.     Covenant Not To Compete.

               a. For a period beginning on the Employment Commencement Date and ending twenty-four (24) months after the date on which the Executive ceases to be employed by the Company for any reason whatsoever, the Executive, directly or indirectly, whether as owner, sole proprietor, partner, shareholder, director, member, consultant, agent, founder, co-venturer or otherwise, will not engage, participate or invest in any business activity anywhere in the world which develops, manufactures or markets products or performs services which are competitive with the products or services of the Company at the time of the Executive's termination, or products or services which the Company has under development at the time of the Executive's termination; provided, however, that the Executive, may own as a passive investor, publicly-traded securities of any corporation which competes with the business of the Company so long as such securities do not, in the aggregate, constitute more than 2% of any class of outstanding securities of such corporations.

               b. The Executive understands that the restrictions set forth in this Section 8 are intended to protect the Company's interest in its "proprietary information" (as defined in the Proprietary Information Agreement attached hereto as Exhibit A) and establish customer relationships in good will, and agrees that such restrictions are reasonable and appropriate for this purpose.

               c. The Executive agrees that it would be difficult to measure any damages caused by the Company which might result from any breach by the Executive of the promises set forth in this Section 8, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to






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breach, any portion of this Section 8, the Company shall be entitled, in addition all other remedies that it may have, to injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company. In addition, if Executive breaches the promises set forth in this Section 8, after a termination of employment pursuant to
Section 3(a), upon notice to Executive the Company shall (i) cease all payments pursuant to Section 3(a), (ii) terminate all benefits pursuant to Section 3(b),
(iii) all outstanding options shall terminate, (iv) the Company shall be entitled to exercise its repurchase right with respect to any unvested shares; and (v) the Severance Period shall end.

        9. Prior Agreements. Executive represents that Executive has not entered into any agreements, understandings, or arrangements with any person or entity which would be breached by Executive as a result of, or that would in any way preclude or prohibit Executive from entering into this Agreement with the Company or performing any of the duties and responsibilities provided for in this Agreement.

        10. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given
(i) on the date of delivery, if delivered personally or by facsimile, (ii) one
(1) day after being sent by Federal Express or a similar commercial overnight service or (iii) three (3) days after mailing, if mailed by first-class mail, postage prepaid, to the following addresses:

               If to the Executive, at the address set forth below the Executive's signature at the end hereof.

               If to the Company:

               Webvan Group, Inc.
               1241 E. Hillsdale Blvd., Suite 210
               Foster City, CA  94404-1214
               Attn:  Chairman of the Board

or to such other address as any party hereto may designate by notice given as herein provided.


        11. Governing Law. This Employment Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws, and not the choice of law rules of California.

        12. Amendments. This Employment Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

        13. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.






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

        14.    Successors.

               a. Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

               b. Executive's Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

15. Entire Agreement. This Agreement, the 1999 Nonstatutory Stock Option Plan, the stock option agreements for the Option thereunder, the Proprietary Information Agreement, the promissory note and security agreement for the Loan and any other documents prepared pursuant to this Employment Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace all prior agreements or understandings relating to the subject matter hereof, and no agreements, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the relevant matter hereof. In the event of a conflict between the terms of this Agreement and any document incorporated herein, the terms of this Agreement shall prevail.

        16. Mediation. The parties shall make a good faith attempt to resolve any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, through mediation. The mediation shall be conducted within 45 days of either party notifying the other of a dispute or controversy regarding this Agreement or Executive's employment relationship with the Company. Unless otherwise provided for by law, the Company and Executive shall each pay half the costs and expenses of the mediation.

        17.    Arbitration and Equitable Relief.

               a. In the event that mediation pursuant to Section 16 fails to resolve a dispute or controversy, and except as provided in Section 17(d) below, the Company and Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in San Mateo County, California, in accordance with the National Rules for the






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

Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

               b. The arbitrator[s] shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

               c. The Company and Executive shall each pay one-half of the costs and expenses of such arbitration, and shall separately pay its counsel fees and expenses unless otherwise required by law or determined by the arbitrator.

               d. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

               e. Executive understands that nothing in this Section modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

               f. EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, EXCEPT AS PROVIDED IN SECTION 16 AND SECTION 17(d) OF THIS SECTION, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING
CLAIMS:

                    (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                    (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq.;

                    (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

        18. Right to Advice of Counsel. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain the advice of legal counsel, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement and the tax consequences thereof, and is knowingly and voluntarily entering into this Agreement. Executive shall bear all costs of his counsel.

        19. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

        20. Counterparts. This Employment Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        21. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.



                                        WEBVAN GROUP, INC.



                                        By: ____________________________________


                                        EXECUTIVE:

                                        George T. Shaheen



                                        ________________________________________
                                        (Signature)

                                        c/o Webvan Group, Inc.
                                        1241 East Hillsdale Boulevard, Suite 210
                                        Foster City, CA  94404-1214









                [SIGNATURE PAGE OF SHAHEEN EMPLOYMENT AGREEMENT]

                                    EXHIBIT B

                               SECURITY AGREEMENT


        This Security Agreement is made as of September ____, 1999 between Webvan Group, Inc., a California corporation ("Pledgee"), and George T. Shaheen ("Pledgor").


                                    Recitals

        Pursuant to Pledgor's receipt of Shares under the Employment Agreement dated September 19, 1999, between Pledgor and Pledgee (the "Employment Agreement"), Pledgor has received 1,250,000 shares of Pledgee's Common Stock (the "Shares"). Pledgor has elected under the terms of the Employment Agreement to pay the withholding for such shares with a promissory note (the "Note"). The Note and the obligations thereunder are as set forth in Exhibit C to the Employment Agreement.

        NOW, THEREFORE, it is agreed as follows:

        1. Creation and Description of Security Interest. In consideration of the loan of $6,743,750.00 to Pledgor under the terms of the Employment Agreement and the Note, Pledgor, pursuant to the California Commercial Code, hereby pledges as collateral for the Note all of the Shares (herein sometimes referred to as the "Collateral" or "Pledged Shares") represented by certificate number ______, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

               The Pledged Shares (together with an executed blank stock assignment, attached hereto as Exhibit B-1, for use in transferring all or a portion of the Pledged Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, and the Pledgeholder shall not encumber or dispose of such Pledged Shares except in accordance with the provisions of this Security Agreement.

        2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

               (a) Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

               (b) Encumbrances. The Pledged Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Pledged Shares without the prior written consent of Pledgee.

               (c) Margin Regulations. In the event that Pledgee's Common Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

        3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Pledged Shares.

        4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Pledged Shares. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Pledged Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

        5. Options and Rights. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the Pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Pledged Shares.

        6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

               (a) Payment of principal or interest on the Note shall be delinquent for a period of ten (10) days or more; or

               (b) Pledgor fails to perform any of the covenants contained in this Security Agreement or the Employment Agreement for a period of ten (10) days after written notice thereof from Pledgee.

               In the case of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Commercial Code.

        7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the Pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the Pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note. Notwithstanding the foregoing, a portion of the Pledged Shares may be released for a sale by Pledgor if the Pledgor enters into an agreement with Pledgee and a broker to ensure that Pledgee receives the portion of the sale's proceeds it is entitled to under the Note; provided, however, that in no event shall more Pledged Shares be released than the principle and interest then due on the Note.

        8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

        9. Term. This pledge shall continue until the payment of all indebtedness secured hereby, at which time the remaining Pledged Shares shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

        10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of Default.

        11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

        12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

        13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

        14. Governing Law. This Security Agreement shall be interpreted and governed under the internal substantive laws, but not the choice of law rules, of California.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


"PLEDGOR"                               George T. Shaheen


                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Address

                                        ________________________________________



"PLEDGEE"                               WEBVAN GROUP, INC.
                                        a California corporation


                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Print Name

                                        ________________________________________
                                        Title



"PLEDGEHOLDER"                          ________________________________________
                                        Secretary of WEBVAN GROUP, INC.

                                   EXHIBIT B-1

                      ASSIGNMENT SEPARATE FROM CERTIFICATE



        FOR VALUE RECEIVED I, George T. Shaheen, hereby sell, assign and transfer unto Webvan Group, Inc. ___________________ (__________) shares of the Common Stock of Webvan Group, Inc., standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

        This Stock Assignment may be used only in accordance with the Security Agreement (the "Agreement") between Webvan Group, Inc. and the undersigned dated September ___, 1999.



Dated: _______________, _____

                                         Signature:_____________________________















        INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable Webvan Group, Inc. to exercise the Repurchase Option, as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                    EXHIBIT C

                                      NOTE


$6,743,750                                                 San Mateo, California

                                                           September ___, 1999


        FOR VALUE RECEIVED, George T. Shaheen (the "Borrower") promises to pay to Webvan Group, Inc., a California corporation (the "Company"), the principal sum of Six Million Seven Hundred Forty-Three Thousand, Seven Hundred Fifty Dollars ($6,743,750.00), together with interest on the unpaid principal hereof from the date hereof at the rate of six and sixteen one-hundredths percent (6.16%) per annum, compounded semiannually.

        Principal and interest shall be due and payable upon any sale of the Company's Common stock originally issued to the Borrower regardless of whether on the date of sale the stock is owned by the Borrower or any person or entity to whom the Borrower transferred the stock where (i) such transfer was not a sale at fair market value or (ii) the transferee is affiliated with the Borrower including, but not limited to, Family Members, (as such term is defined under Rule 701 promulgated under the Securities and Exchange Act of 1934, as amended), or any entity, whether a partnership, corporation, limited liability company, trust, foundation or other entity, controlled by or for the benefit of Family Members. The amount of the note due and payable upon a stock sale shall equal ten percent (10%) of the gain from the stock sale computed as follows: (i) in the case of a sale of stock originally issued upon exercise of an option, the gain shall equal the sales price of the stock less the exercise price of the option and (ii) in the case of the stock granted to the Borrower (including the stock grant pursuant to Section 2(e) of the Employment Agreement between the Company and Borrower dated September 19, 1999), the gain shall equal the sales price less the fair market value of such stock on its date of grant. All gains shall be calculated net of commissions but shall exclude any taxes due on the sale or the exercise of any option. Payment of principal and interest shall be made in lawful money of the United States of America.

        The Borrower may at any time prepay all or any portion of the principal or interest owing hereunder.

        This Note is subject to the terms of the Employment Agreement, dated as of September 19, 1999. This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

        The holder of this Note shall have full recourse against the Borrower, and shall not be required to proceed against the collateral securing this Note in the event of default.

        Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the Borrower.



                                        BORROWER:

                                        George T. Shaheen



                                        ________________________________________
                                        Signature

                                        86 Flood Circle
                                        Atherton, California 94027











                                      -2-